                     EXHIBIT 23.2

      CONSENT OF JEWETT, SCHWARTZ AND ASSOCIATES

JEWETT, SCHWARTZ, & ASSOCIATES

CERTFIED PUBLIC ACCOUNTANTS

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING

The Board of Directors

Lakefield Ventures, Inc.

Dear Sirs:

 We consent to the use in this Registration Statement of Lakefield Ventures, Inc (the "Company") on Form 10 KSB/A of our report relating to the Company's financial statements appearing in this  Report.

Jewett, Schwartz, & Associates

CERTIFIED PUBLIC ACCOUNTANTS

Jewett, Schwartz, & Associates

Hollywood, FL

December 16, 2004